EXHIBIT 99.2

AXIOM HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements give effect to the reverse acquisition transaction (the "Transaction") between Axiom Holdings, Inc. (the “Company”, “Axiom”, “we”, “us”, “our”) and CJC (Hong Kong) Limited (“CJC”).

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Axiom Holdings, Inc.

Pro Forma

Balance Sheet - Unaudited

September 30, 2016

	Axiom Holdings, Inc.	CJC (Hong Kong) Limited	Proforma	Proforma
	September 30, 2016	September 30, 2016	Adjustments	As Adjusted
ASSETS
Current Assets
Cash and cash equivalents	$-	$43,320	$-	$43,320
Accounts receivable	-	614,273	-	614,273
Prepaid expenses and deposits	7,500	8,643,865	-	8,651,365
Due from related party	-	298,000	-	298,000
Total Current Assets	7,500	9,599,458	-	9,606,958
Property and equipment, net	-	74,319,425	-	74,319,425
Intangible assets, net	-	210,572	-	210,572
TOTAL ASSETS	7,500	84,129,455	-	84,136,955

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$20,160	$1,128,431	$-	$1,148,591
Accrued interest	-	1,652,747	-	1,652,747
Deposits received	-	1,743,068	-	1,743,068
Due to related parties	66,560	28,850,495	-	28,917,055
Tax payable	-	687,962	-	687,962
Other liabilities	-	674,618	-	674,618
Total Current Liabilities	86,720	34,737,321	-	34,824,041
Long-term loans payable	-	39,401,215	-	39,401,215
TOTAL LIABILITIES	86,720	74,138,536	-	74,225,256

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock: 50,000,000 authorized; $0.001 par value; no shares issued and outstanding	-	-	-	-
Common stock: 3,000,000,000 authorized; $0.001 par value; 340,000,000 shares issued and outstanding, respectively	340,000	-	-	340,000
Share capital	-	9,670,000	(9,670,000)	-
Additional paid in capital (deficiency)	(230,000)	-	9,513,400	9,283,400
Capital reserve	-	34,287	-	34,287
Accumulated deficit	(189,220)	(2,365,857)	189,220	(2,365,857)
Accumulated other comprehensive income (loss)	-	2,652,489	-	2,652,489
Total Axiom Holdings, Inc. stockholders' equity (deficit)	(79,220)	9,990,919	32,620	9,944,319
Non-controlling interest	-	-	(32,620)	(32,620)
Total stock holders' equity (deficit)	(79,220)	9,990,919	-	9,911,699
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,500	$84,129,455	$-	$84,136,955

See notes to the unaudited pro forma combined financial statements

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Axiom Holdings, Inc.

Pro Forma

Statement of Operations and Comprehensive Loss - Unaudited

September 30, 2016

	Axiom Holdings, Inc.	CJC (Hong Kong) Limited
	Nine months ended September 30, 2016	Nine months ended September 30, 2016	Proforma Adjustment	Proforma As Adjusted

Revenue	$-	$1,551,415	$-	$1,551,415
Cost of goods sold	-	(748,803)	-	(748,803)
Gross Profit	-	802,612	-	802,612

Operating Expenses
General and administrative	-	(304,201)	-	(304,201)
Selling, general and administrative	(7,500)	-	7,500	-
Professional fees	(22,317)	-	22,317	-
Total Operating Expenses	(29,817)	(304,201)	29,817	(304,201)

Operating Profit (Loss)	(29,817)	498,411	29,817	498,411
Other Expense
Other loss	-	(423)	-	(423)
Interest expense, net	-	(1,000,937)	-	(1,000,937)
Total Other Expenses	-	(1,001,360)	-	(1,001,360)

Loss Before Income Taxes	(29,817)	(502,949)	29,817	(502,949)
Provision for income taxes	-	-		-

Net Loss	$(29,817)	$(502,949)	$29,817	$(502,949)

Other Comprehensive Income (Loss)
Foreign currency translation adjustments	-	(102,717)	-	(102,717)
Total Comprehensive Loss	$(29,817)	$(605,666)	$29,817	$(605,666)

Basic and Diluted Loss per Common Share	$(0.00)			$(0.00)
Basic and Diluted Weighted Average Common Shares Outstanding	340,000,000			340,000,000

See notes to the unaudited pro forma combined financial statements

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Axiom Holdings, Inc.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On December ____, 2016, the Company, Horizon Resources Co. Ltd. (“Horizon”),  a Cayman Islands company and a wholly owned subsidiary of the Company (“Horizon”), CJC (Hong Kong) Limited (“CJC”) and the CJC Shareholders entered into an amendment to the Share Exchange Agreement (the “SEA Amendment”) whereby Horizon agreed to acquire all of the issued and outstanding CJC Shares from the CJC Shareholders in exchange for the issuance by the Company to the CJC Shareholders of 200,000,000 shares of Common Stock. The Share Exchange Agreement as amended by the SEA Amendment is collectively referred to as the “Share Exchange Agreement, as amended”. The SEA Amendment also provides for the addition of Sichuan Xing Tie Electric Power Company Limited which is an additional subsidiary of CJC to be acquired as part of the transaction. The Share Exchange Agreement as originally drafted provided for the direct acquisition by the Company of the CJC Shares, and the SEA Amendment accomplishes this through the transfer of the CJC Shares to Horizon, resulting in indirect ownership by the Company of the CJC Shares through its wholly owned subsidiary Horizon. The SEA Amendment also corrects the name of CJC which was incorrectly written in the Share Exchange Agreement as CJC HoldingsLimited rather than the correct name of CJC (Hong Kong) Limited.

In connection with the transactions contemplated under the Agreement, the Company will cancel 200,000,000 shares of its Common Stock currently outstanding prior to the closing of the transactions, and therefore the shares of Common Stock issued to the CJC Shareholders in the transactions pursuant to the Agreement will represent approximately 58.8% of the issued and outstanding shares of the Company’s Common Stock at the closing of such transactions. As of December__, 2016, the Company has 340,000,000 shares of Common stock issued and outstanding. The acquisition of the shares of CJC and the cancellation of the shares of Company’s Common Stock as described herein, together with the other transactions described in the Agreement, are collectively referred to herein as the “Transactions.” Upon completion of the closing of the Transactions, CJC will become a subsidiary of the Company.

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheets have been derived from the historical September 30, 2016 balance sheet of CJC after giving effect to the acquisition by the Company.  The pro forma balance sheet and statement of operations and comprehensive loss present this transaction as if they had been consummated as of September 30, 2016, as required under Article 11 of Regulation S-X.

Historical financial information has been adjusted in the pro forma balance sheet to pro forma events that are: (1) directly attributable to the Acquisition; (2) factually supportable; and (3) expected to have a continuing impact on the Company’s results of operations. This share exchange will be treated as a reverse acquisition, and therefore CJCis treated as the accounting acquirer. The pro forma adjustments presented in the pro forma condensed combined balance sheet and statement of operations are described in Note 3— Pro Forma Adjustments.

The unaudited pro forma combined financial information is for illustrative purposes only. These companies may have performed differently had they actually been combined for the periods presented. You should not rely on the pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined companies will experience after the merger. Unaudited pro forma financial information and the notes thereof should be read in conjunction with the accompanying historical financial statements ofCJC included elsewhere in this report.

2. ACCOUNTING PERIODS PRESENTED

Certain pro forma adjustments were made to conform CJC's accounting policies to the Company’s accounting policies as noted below.

The unaudited pro forma condensed combined balance sheet as of September 30, 2016 is presented as if the acquisition of CJC had occurred on September 30, 2016, and combines the historical balance sheet of the Company at September 30, 2016 and the historical balance sheet of CJC at September 30, 2016.

The unaudited pro forma condensed combined statement of operations and comprehensive loss of the Company and CJC for the nine months ended September 30, 2016 are presented as if acquisition of CJC had taken place on September 30, 2016. The pro forma statement of operations and comprehensive loss for the nine months ended September 30, 2016 combines the historical results of the Company for the nine months ended September 30, 2016 and the historical results of CJC for the nine months ended September 30, 2016.

3. PRO FORMA ADJUSTMENTS

The adjustments included in the pro forma balance sheet and statement of operations and comprehensive loss are as follows:

•	To cancel 200,000,000 shares of common stock owned by previous officers and directors of the Company and record 200,000,000 shares of Axiom unregistered common stock issued in exchange for 100 shares of common stock of CJC (Hong Kong) Limited.

•	To eliminate the accumulated loss of Axiom incurred before the reverse acquisition.

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